UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 13, 2023

McDONALD’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 North Carpenter Street
Chicago, Illinois
(Address of Principal Executive Offices)
60607
(Zip Code)

(630) 623-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MCD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On February 13, 2023, the Compensation Committee of the Board of Directors of McDonald's Corporation (the “Company”) approved the payout structure for the 2023 Target Incentive Plan (“TIP”) awards for executives.

The target 2023 TIP awards for the Company’s named executive officers, as reflected in the Company’s 2022 proxy statement, are as shown in the table below.

Name	Position	Target TIP Award as a Percentage of Base Salary
Christopher Kempczinski	President and Chief Executive Officer	200%
Ian Borden	Executive Vice President and Chief Financial Officer	125%
Kevin Ozan	Senior Executive Vice President, Strategic Initiatives	120%
Joseph Erlinger	President, McDonald’s USA	120%
Desiree Ralls-Morrison	Executive Vice President, Chief Legal Officer and Corporate Secretary	100%

2023 TIP payouts will be primarily determined by the Company's 2023 performance on two key financial performance metrics: operating income (40%) and Systemwide sales (30%), which include sales at all restaurants, whether operated by the Company or by franchisees. In addition to the financial metrics, 2023 TIP payouts to the named executive officers listed above will also include quantitative human capital metrics (15%) and a new metric measuring the number of new restaurant openings (15%).

Each of these metrics is viewed as a critical driver of the Company’s success.
•Operating income is a key component of the Company’s strategy because it requires the Company to balance increases in revenue with financial discipline to produce strong margins.
•Systemwide sales is important in our franchise model because income generation is closely correlated to sales growth and is a good measure of franchisee health given our large percentage of franchised restaurants.
•The quantitative human capital metrics are focused on championing the Company’s core value by improving diversity representation in leadership roles for women globally and underrepresented groups in the U.S.
•New restaurant openings measures a key component of the Company’s refreshed Accelerating the Arches growth strategy.

The financial metrics and new restaurant openings are measured on a consolidated or business segment level basis, as applicable to each individual. For Messrs. Borden, Kempczinski and Ozan, and for Ms. Ralls-Morrison, the payout will be based on (i) consolidated financial performance (operating income and Systemwide sales); (ii) human capital metrics measured on a consolidated basis; and (iii) the number of new restaurant openings for both the McDonald’s USA and International Operated Markets business segments. For Mr. Erlinger, the payout will be based on (i) a combination of McDonald’s USA and consolidated financial performance (operating income and Systemwide sales); (ii) human capital metrics measured on a consolidated basis; and (iii) the number of new restaurant openings for McDonald’s USA.

Further, in order to continue to strengthen our franchisee base, a TIP modifier that measures the number and diversity of new franchisees will apply to Mr. Erlinger. This modifier can increase or decrease Mr. Erlinger’s 2023 TIP by 15 TIP percentage points.

The maximum 2023 TIP award that any of the above individuals can earn is 200% of the target award.

For compensation purposes, performance results may be adjusted from those reported in our financial statements in order to focus our executives on the fundamentals of the Company’s underlying business performance. For example, results are expressed in constant currencies to neutralize the impact of foreign currency translation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date:	February 15, 2023	By:	/s/ Jeffrey J. Pochowicz
Jeffrey J. Pochowicz Corporate Vice President, Associate General Counsel and Assistant Secretary